                              SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a) of
              the Securities and Exchange Act of 1934 (Amendment No.)

     Filed by the Registrant /x/
     Filed by a party other than the Registrant / /

     Check the appropriate box:
     / / Preliminary Proxy Statement
     / / Confidential, for use of the Commission Only  (as permitted by Rule 14a-6(e)(2)
     /x/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to 240.14a-11(c) or
         240.14a-12

                         First Place Financial Corporation
                  (Name of Registrant as Specified in its Charter)

    --------------------------------------------------------------------------
        (Name of Person(s) Filing Proxy Statement, if other than Registrant)

     Payment of Filing Fee (Check the appropriate box):

     /x/ No fee required
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
         and 0-11

         (1)  Title of each class of securities to which transaction applies:

              ----------------------------------------------------------------
         (2)  Aggregate number of securities to which transaction applies:

              ----------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state bow it was determined:

              ----------------------------------------------------------------
         (4)  Proposed maximum aggregate value of transaction:

              ----------------------------------------------------------------
         (5)  Total fee paid:

              ----------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

              ----------------------------------------------------------------
         (2)  Form, Schedule or Registration Statement No.:

              ----------------------------------------------------------------
         (3)  Filing Party:

              ----------------------------------------------------------------

         (4)  Date Filed:
              ----------------------------------------------------------------

                         FIRST PLACE FINANCIAL CORPORATION
                                  100 E. BROADWAY
                           FARMINGTON, NEW MEXICO  87401

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                 TO BE HELD THURSDAY, APRIL 30, 1998 AT 10:30 A.M.

TO OUR SHAREHOLDERS:

     You are cordially invited to attend the Annual Meeting of the Shareholders of First Place Financial Corporation (the "Company"), to be held at the San Juan Country Club, 5775 Country Club Drive, Farmington, New Mexico, on Thursday, April 30, 1998 at 10:30 a.m., local time, for the following purposes:

     1.   TO ELECT FOUR DIRECTORS TO SERVE THREE-YEAR TERMS;

     2. TO TRANSACT SUCH OTHER BUSINESS AS MAY BE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     The close of business on Wednesday, March 18, 1998 was fixed by the Board of Directors as the Record Date for the determination of the shareholders entitled to notice of, and to vote at the 1998 Annual Shareholders Meeting. In accordance with New Mexico law, a list of the Company's Shareholders entitled to vote at the 1998 Annual Meeting will be available for examination at the offices of the Company, 3rd Floor, 100 E. Broadway, Farmington, New Mexico, for ten business days prior to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., and during the Annual Meeting.

     The Annual Meeting is expected to conclude before 12:00 noon. We hope you will attend the Annual Meeting.

     WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE IMMEDIATELY SIGN AND COMPLETE THE ENCLOSED PROXY DESIGNATION AND INSTRUCTION CARD ("PROXY") AND RETURN IT IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING. NO POSTAGE IS REQUIRED IF A PROXY IS MAILED IN THE UNITED STATES. IF A MAJORITY OF OUTSTANDING SHARES ARE NOT PRESENT AT THE MEETING EITHER IN PERSON OR BY PROXY, THE MEETING MUST BE ADJOURNED WITHOUT CONDUCTING BUSINESS, AND ADDITIONAL EXPENSE WILL BE INCURRED TO RESOLICIT THE SHAREHOLDERS FOR A NEW MEETING DATE.

     Sent to you with this Notice and the accompanying Proxy Statement is the Company's 1997 Annual Report to Shareholders, which contains the audited financial statements of the Company and certain other information about the Company and its operating results for 1997.

                              BY ORDER OF THE BOARD OF DIRECTORS

Dated April 8, 1998           /s/ James C. Bradley

                              JAMES C. BRADLEY
                              Secretary of the Company

                         FIRST PLACE FINANCIAL CORPORATION


                                  PROXY STATEMENT
                                   APRIL 8, 1998

                                 TABLE OF CONTENTS
                                                                     Page
                                                                     ----

GENERAL INFORMATION FOR SHAREHOLDERS . . . . . . . . . . . . . . . . . 1
     Voting Securities . . . . . . . . . . . . . . . . . . . . . . . . 1
     Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . 1

MANAGEMENT OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . 3
     Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . 3
     Occupations . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Board and Committee Meetings. . . . . . . . . . . . . . . . . . . 5
     Executive Officers  . . . . . . . . . . . . . . . . . . . . . . . 6

COMPENSATION OF MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . 6
     Director Compensation . . . . . . . . . . . . . . . . . . . . . . 6
     Summary of Compensation To Certain Executive Officers . . . . . . 7
     Stock Options and Similar Awards to Executive Officers  . . . . . 8
     Retirement Benefits . . . . . . . . . . . . . . . . . . . . . . . 9
     Severance Agreements  . . . . . . . . . . . . . . . . . . . . . .10
     Compensation Committee Report on Executive Compensation . . . . .10
     Compensation Committee Interlocks and Insider Participation . . .12

CERTAIN TRANSACTIONS BY AND WITH MANAGEMENT AND OTHERS . . . . . . . .12
     Credit Extensions . . . . . . . . . . . . . . . . . . . . . . . .12
     Compliance with Section 16 Reporting Obligations  . . . . . . . .12

COMPARATIVE PERFORMANCE OF THE COMPANY'S COMMON STOCK  . . . . . . . .13

PROPOSAL FOR SHAREHOLDER ACTION - Election of Directors  . . . . . . .14
     Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . .14

OTHER BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

INDEPENDENT PUBLIC ACCOUNTANTS . . . . . . . . . . . . . . . . . . . .15

DEADLINE FOR SHAREHOLDER PROPOSALS . . . . . . . . . . . . . . . . . .15

GENERAL INFORMATION FOR SHAREHOLDERS

     This Proxy Statement is furnished by First Place Financial Corporation, a New Mexico corporation (hereinafter called the "Company"), to its shareholders in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Shareholders to be held at the San Juan Country Club, 5775 Country Club Drive, Farmington, New Mexico 87402, on April 30, 1998 at 10:30 a.m., and at any and all adjournments thereof.

     This Proxy Statement and the enclosed form of proxy are being mailed to Shareholders beginning on April 8, 1998. Mailed together with this Proxy Statement is a copy of the Company's 1997 Annual Report to Shareholders. Shareholders who do not receive a copy of the 1997 Annual Report with this Proxy Statement, or who desire extra copies, should contact the Company at
(505) 324-9523.

     A Proxy Designation and Instruction Form ("proxy") for your use in connection with the Annual Meeting is enclosed. You are requested to date and sign the enclosed proxy, and return it in the envelope provided.

VOTING SECURITIES

     The Board of Directors has fixed the close of business on March 18, 1998 as the Record Date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 2,159,422 outstanding shares of the Company's no par value common stock, held of record by approximately 641 Shareholders. The holders of record of the shares of the Company's Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share of common stock on each matter submitted to a vote at the Annual Meeting.

PROXIES

     Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted by the designated persons named on the proxies (the "Proxy Holders") FOR the election of each of the Director nominees and, in the discretion of the Proxy Holders as to any other matters which may properly come before the Annual Meeting. A Shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, or by filing with the Secretary of the Company, at the address of the principal executive offices of the Company set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

PRINCIPAL SHAREHOLDERS

     The following Table 1 provides information with respect to (i) the common stock ownership of any person known to the Company to be the beneficial owner of five percent (5%) or more of any class of the Company's voting securities as of the Record Date, (ii) all other directors and certain named executive officers, and (iii) all directors and executive officers of the Company as a group.

                                   TABLE 1
                   PRINCIPAL SHAREHOLDERS OF THE COMPANY


                                                                                            Percent of
          Name and Address                             Beneficially Owned(1)           Common Stock Outstanding(2)
-------------------------------------                  -------------------           -----------------------------
First National Bank of Farmington                             173,710(3)                        7.89
100 E. Broadway
Farmington, NM  87401

Tom Bolack                                                    121,550(4)                        5.52
3901 Bloomfield Highway
Farmington, NM  87401

Miriam M. Taylor(5)                                           114,704(6)                        5.21
4360 Cardon Drive
Farmington, NM  87401

Thomas C. Taylor                                              114,704(7)                        5.21
5909 Rinconada Drive
Farmington, NM  87402

Richard I. Ledbetter                                           39,702(8)                        1.80

Robert C. Culpepper                                            34,436(9)                        1.56

Marlo L. Webb                                                 25,562(10)                        1.16

Roy L. Owen                                                   21,981(11)                        1.00

James D. Rose                                                 16,199(12)                           *

Dennis E. Peterson                                            13,404(13)                           *

Ben Heikkinen                                                 12,709(14)                           *

J. Gregory Merrion                                             5,224(15)                           *

Robert M. Goodman                                              1,978(16)                           *

Jack M. Morgan                                                 1,502(17)                           *

James C. Bradley                                                 895(18)                           *

Directors and Officers as a Group                            409,846(19)                       18.60

(1) Unless otherwise noted, the indicated owner has sole voting power and sole investment power.

(2) Shares issuable to an individual or group under stock options exercisable within 60 days of the Record Date are considered outstanding for the purpose of calculating the percentage of total outstanding Common Stock owned by such individual or group. Such shares are not considered outstanding for the purpose of calculating the percentage of total outstanding Common Stock owned by any other individual or group.

(3) Of the 302,781 shares, which the Trust Department of First National Bank of Farmington holds in various fiduciary capacities, it has sole voting power over 173,710 shares (7.89% of the total outstanding shares) and no voting or investment powers over the remaining 129,071 shares.

(4) Includes 4,700 option shares exercisable within 60 days of the Record Date but which were unexercised as of the Record Date.

(5) Miriam M. Taylor, the mother of Thomas Taylor, resigned as a director of the Company effective March 1, 1996.

(6) Includes 31,800 shares held in a trust of which Mrs. Taylor has voting and investment authority; and 19,724 shares beneficially owned by Thomas C. Taylor and to which Miriam M. Taylor disclaims beneficial ownership.

(7) Includes 9,878 shares owned jointly by Mr. Taylor and his wife as to which voting and investment powers are shared; 1,096 shares owned by Mr. Taylor's children; 3,185 option shares exercisable within 60 days of the Record Date but which were unexercised as of the Record Date; and 94,980 shares beneficially owned by Miriam M. Taylor and to which Thomas C. Taylor disclaims beneficial ownership.

(8) Includes 18,222 shares owned jointly by Mr. Ledbetter and his wife as to which voting and investment powers are shared; 765 shares owned jointly by Mr. Ledbetter's three children as to which voting and investment powers are shared; 216 shares held in a self-directed IRA; 15,000 option shares exercisable within 60 days of the Record Date but which were unexercised as of the Record Date; and 3,411 shares in his account in the Company's Profit Sharing Plan.

(9) Consists of shares held jointly in a living trust of which Mr. Culpepper and his wife are co-trustees and share voting and investment powers.

(10) Includes 25,562 shares held in a living trust of which Mr. Webb and his wife are co-trustees and share voting and investment powers.

(11) Includes 4,980 shares owned jointly by Mr. Owen and his wife as to which voting and investment powers are shared, and 1,100 option shares exercisable within 60 days of the Record Date but which were unexercised as of the Record Date.

(12) Includes 1,050 shares held in a trust of which Mr. Rose and his wife are co-trustees and to which voting and investment powers are shared; 150 shares held in a trust as to which his wife shares voting and investment powers; 450 shares held in a self-directed IRA as to which Mr. Rose does not exercise voting power; 12,000 option shares exercisable within 60 days of the Record Date but which were unexercised as of the Record Date; and 2,549 shares in his account in the Company's Profit Sharing Plan.

(13) Includes 42 shares owned jointly by Mr. Peterson and his wife as to which voting and investment powers are shared; 900 shares held by Mr. Peterson in a self-directed IRA; 300 shares held by Mr. Peterson's wife in a self-directed IRA as to which Mrs. Peterson has sole voting and investment powers; 7,375 option shares exercisable within 60 days of the Record Date but which were unexercised as of the Record Date; and 4,787 shares in his account in the Company's Profit Sharing Plan.

(14) Includes 11,009 shares owned jointly by Mr. Heikkinen and his wife as to which voting and investment powers are shared; 750 shares held by Mr. Heikkinen in a self-directed IRA; 750 shares held by Mrs. Heikkinen in a self-directed IRA as to which Mrs. Heikkinen has sole voting and investment powers; and 200 option shares exercisable within 60 days of the Record Date but which were unexercised as of the Record Date.

(15) Includes 2,569 shares held in a trust as to which Mr. Merrion exercises sole voting and investment powers and 2,655 shares held in a trust as to which his wife exercises sole voting and investment powers.

(16) Includes 1,978 shares held in a trust of which Mr. Goodman and his wife are co-trustees and share voting and investment powers.

(17) Includes 1,502 shares owned jointly by Mr. Morgan and his wife as to which voting and investment powers are shared.

(18) Includes 300 shares held by Mr. Bradley in a self-directed IRA; and 595 shares held in his account in the Company's Profit Sharing Plan.

(19) Includes 43,560 option shares exercisable within 60 days of the Record Date but which were unexercised as of the Record Date.

*Owns less than 1 percent.

MANAGEMENT OF THE COMPANY

BOARD OF DIRECTORS

     The business of the Company is managed under the direction of its Board of Directors. The Board has responsibility for establishing broad corporate policies for the overall performance of the Company and for the election and compensation of officers of the Company. It is not, however, involved in managing the Company and its operating units on a day-to-day basis. The Board is kept advised of the Company's operations and results through regular written reports from, and discussions with, the Chief Executive Officer, the President, and other Executive Officers of the Company.

     The Board of Directors meets regularly during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Executive Officers responsible for significant operations or supervisory activities are regularly invited to meet with the Board of Directors to discuss their areas of responsibility.

     Set out in Table 2, below, are the four (4) nominees for election as directors and the seven (7) other directors whose terms expire in 1999 and 2000, including the age of each person as of December 31, 1997 and the positions each holds with the Company and its subsidiaries: First National Bank of Farmington ("FNBF"), Burns National Bank of Durango ("BNBD"), Western Bank, Gallup ("WBG"), and Capital Bank, Albuquerque ("CB"), a new bank currently being organized as a subsidiary of the Company.

                                      TABLE 2
                                 BOARD OF DIRECTORS


                                           Director
Nominees for Election in 1998      Age       Since             Position with the Company and Subsidiaries
-----------------------------      ---     --------         ---------------------------------------------
Robert M. Goodman                  53        1998           Executive Vice President of Company; Chief
                                                            Executive Officer of CB

Richard I. Ledbetter(3)            60        1976           Chief Executive Officer of Company; President,
                                                            Chief Executive Officer, and Director of FNBF;
                                                            Director of BNBD; Director of WBG

James D. Rose(3)                   54        1989           President and Chief Operating Officer of Company;
                                                            Executive Vice President, Chief Operating Officer
                                                            and Director of FNBF; Director of BNBD; Director
                                                            of WBG

Thomas C. Taylor(1)                49        1991           Director of Company and FNBF


     Class of 1999
----------------------------
Tom Bolack                         79        1985           Director of Company and FNBF

Ben Heikkinen(1)                   57        1991           Director of Company and FNBF

Jack M. Morgan                     73        1981           Director of Company and FNBF

     Class of 2000
----------------------------
Robert S. Culpepper(2,3)           70        1983           Chairman of the Board of Company and FNBF

J. Gregory Merrion(2,3)            68        1975           Vice Chairman of the Board of Company and
                                                            FNBF

Roy L. "Bunky" Owen(2)             49        1991           Director of Company and FNBF

Marlo L. Webb1,(2,3)               73        1975           Director of Company; Director of FNBF; Director of
                                                            BNBD

(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Member of Executive Committee

OCCUPATIONS

Following are descriptions of each director's occupational history for at least the last five (5) years.

MESSRS. LEDBETTER AND ROSE are principally employed by the Company and FNBF in the positions set forth in Table 2.

MR. GOODMAN is an Executive Vice President of the Company and Chief Executive Officer of CB. From January through September 1997, Mr. Goodman served as Senior Credit Policy Executive for NationsBank New Mexico. From July 1994 through January 1997, he was President of Sunwest Bank of Albuquerque and Chief Credit Officer for Boatmen's Sunwest Inc. He also served on the Board of Directors of Sunwest Bank of Albuquerque and Boatmen's Sunwest Inc. Previously, Mr. Goodman served as Executive Vice President and Chief Credit Officer of Sunwest Bank of Albuquerque.

MR. TAYLOR is a private investor and Mayor of Farmington, New Mexico.

MR. BOLACK is an independent oil producer.

MR. HEIKKINEN is the President of Industrial Repair Services, Inc., an industrial machining and fabrication company.

MR. MORGAN is an attorney-at-law.

MR. CULPEPPER is a retired insurance broker.

MR. MERRION is the retired chairman of Merrion Oil and Gas, an oil and gas exploration and production company.

MR. OWEN is President of Woods Insurance Services, Inc., a general insurance agency.

MR. WEBB is the Chairman of the Board of Webb Automotive Group, Inc., a new and used car dealership.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors held twelve (12) regular meetings and one (1) special meeting during 1997. All Directors attended all of the meetings of the Board, except Mr. Owen and Mr. Merrion, who each missed two (2) meetings, and Mr. Bolack, who missed six (6) meetings.

     The EXECUTIVE COMMITTEE of the Board of Directors exercises the powers of the Board in the management of the business and affairs of the Company between Board of Directors meetings or when the Board cannot reasonably or timely be convened. The Executive Committee also serves as the Board's nominating committee for the election of Directors. The Executive Committee keeps regular minutes of its meetings and reports to the Board of Directors at the regular meetings of the Board. The Executive Committee met two (2) times during 1997 with all members present.

     The AUDIT COMMITTEE of the Board, which met five (5) times during 1997, reports to the Board of Directors with respect to various auditing and accounting matters, the scope of audit procedures, the performance of the internal auditors and examiners, and accounting and compliance practices of the Company. All members of the Audit Committee attended all of the scheduled meetings, except Mr. Webb and Mr. Taylor, who each attended four (4) meetings.

     The COMPENSATION COMMITTEE administers the various incentive award and equity plans of the Company on behalf of the Board of Directors. The Compensation Committee also recommends compensation for the Executive Officers of the Company. The Compensation Committee met three (3) times during 1997. All members of the Committee attended all meetings.

EXECUTIVE OFFICERS

       Set forth below are the names, ages, and offices of all Executive Officers holding office as of the Record Date EXCEPT biographical information for Messrs. Ledbetter (Chief Executive Officer) and Rose (President and Chief Operating Officer), which is set forth in Table 2 above. Executive Officers serve at the pleasure of the Board of Directors, although as disclosed later in this Proxy Statement, Messrs. Ledbetter, Rose, and Peterson have entered into agreements governing the termination of their employment with the Company.

DENNIS E. PETERSON, 58, is Vice President of the Company and Executive Vice President of First National Bank of Farmington.

JAMES C. BRADLEY, 52, is Secretary and Treasurer of the Company and Senior Vice President of First National Bank of Farmington.

COMPENSATION OF MANAGEMENT

DIRECTOR COMPENSATION

     During 1997, Directors of the Company received a cash retainer of $200 per month and a $100 fee for attendance at each meeting of the Board of Directors. Those Directors of the Company who also served as directors of First National Bank of Farmington received a retainer of $200 per month and a fee of $500 for each regular meeting attended. In September 1997, First National Bank of Farmington increased its fee for each meeting attended to $600. Those Directors of the Company who also served as Directors of Burns National Bank of Durango received a retainer of $100 per month and a fee of $400 for each regular meeting of BNBD attended. Those Directors of the Company who also served as Directors of Western Bank, Gallup received a retainer of $200 per month and a fee of $200 for each regular meeting of WBG attended. The fee for each special meeting attended is one-half the regular meeting fee.

     Director compensation, as described below, is paid monthly whether the Directors receive their compensation in cash or elect to defer their compensation.

     Non-officer Directors of the Company received $350 per Loan Committee, Compensation Committee, and Audit Committee meeting attended, $300 per meeting attended for the Executive Committee and Loan Review Committee, and $100 per meeting attended for all other Committees. All Committee fees for Directors of the Company are paid by First National Bank of Farmington and are paid only to non-officer Directors. The Chairman of First National Bank of Farmington received an additional retainer of $500 per month.

     Although the Bylaws permit payment of Directors' expenses incurred in traveling to and attending Board of Directors meetings, no such payments were made in 1997.

     Directors of the Company may enter into a compensation deferral agreement with the Company whereby the payment of retainers and fees otherwise receivable by a Director for service as a Director during a specified five-year period may be deferred and held in an account for the benefit of the Director which earns interest at a predetermined rate. Distribution, in the form of 120 monthly payments, begins at the later of the end of the five-year deferral period or age 65.

SUMMARY OF COMPENSATION TO CERTAIN EXECUTIVE OFFICERS


     Set out in Table 3, below, is a Summary Compensation Table showing the various elements of compensation paid during 1997 and during the previous two years to the Company's Chief Executive Officer and to the other Executive Officers whose compensation was in excess of $100,000 in 1997:


                                      TABLE 3
                             SUMMARY COMPENSATION TABLE
                             --------------------------
                                Annual Compensation
                              -----------------------
                                                                                       Shares Underlying           All Other
               Name and                             Salary     Bonus(1)    Other(2)         Options              Compensation(3)
          Principal Position             Year        ($)        ($)         ($)               (#)                     ($)
-----------------------------------------------------------------------------------------------------------------------------------
Richard I. Ledbetter,                    1997      225,000     48,695      23,550           10,809                  13,525
Chief Executive Officer of the Company
and President                            1996      205,000     45,152      22,800              0                    10,850
and Chief Executive Officer of First
National Bank of Farmington              1995      190,000     65,735      18,425              0                    10,162

James D. Rose,                           1997      200,000     41,285      23,550            9,618                  21,866
President and Chief Operating Officer
of the Company and Executive Vice        1996      185,000     40,637      22,800              0                     9,554
President of First National Bank of
Farmington                               1995      160,000     59,162      18,425              0                     8,634

Dennis E. Peterson,                      1997      130,000       0           0                 0                    56,311
Vice President of the Company and
Executive Vice President of First        1996      125,000     31,606        0                 0                     5,845
National Bank of Farmington
                                         1995      112,500     46,015        0                 0                     6,588

(1) Bonuses are listed in the year earned and accrued, although such bonuses may be paid in the following year.

(2) Includes Director's Fees, if applicable.

(3) Amounts shown include contributions by the Company to the account of each of the named Executive Officers in the First Place Financial Corporation Profit Sharing Plan, a 401(K) plan open to all regular employees of the Company. The named Executive Officers were allowed to contribute up to 5.25% of their salary to this plan not exceeding the IRS limitation ($9,500 in 1997) and the Company contributed a matching amount equal to 25% of the first 4% of salary up to the limit specified in Code Section 401(a)(17) deferred by the Executive Officer. The amounts accumulating in the accounts under this plan are invested as directed by the Executive Officer in one of several investment choices, including a fund which invests solely in shares of the Company's Common Stock. Participants are immediately vested in the employer matching contributions to their account in this plan. For Messrs. Ledbetter, Rose, and Peterson, this amount also includes amounts equal to (i) the difference between what each would have received as a matching 401(K) contribution by the Company had the salary limitation specified in Code
Section 401(a)(17) not been reduced to $160,000 and the actual matching contribution amount plus (ii) the difference between what each would have received as his pro rata share of the Company's voluntary contribution to the Profit Sharing Plan had the salary limitation not been reduced to $160,000 and the actual amount credited to his account. In 1997, the Company's affiliate, First National Bank of Farmington, discontinued post-retirement benefit payments under its non-qualified Executive Supplemental Income Plan. The change affected all officers except Messrs. Ledbetter and Rose. For Mr. Peterson, this amount includes the present value of his accrued post-retirement benefits under the plan. Additionally, two of the Company's affiliates, First National Bank of Farmington and Burns National Bank of Durango, reduced the interest rate used in their non-qualified Deferred Directors Income Plans. For Messrs. Ledbetter and Rose, this amount includes the present value of the difference in the benefit amounts computed using the original interest rate and the revised interest rate.

STOCK OPTIONS AND SIMILAR AWARDS TO EXECUTIVE OFFICERS

     Stock options have been awarded to the named Executive Officers upon the recommendation of the Compensation Committee under the First Place Financial Corporation Nonstatutory Stock Option Plan ("NSO Plan") and the Third Nonstatutory Stock Option Plan. Under the NSO Plan, the Company may grant key employees stock options and stock appreciation rights. This plan is geared to creating a unity of interest between management and the Shareholders in looking toward maximizing the share price of the Company's common stock. The purpose of the Third Nonstatutory Stock Option Plan is to provide a means by which the Company, through the grant of stock options to eligible directors and officers, may attract and retain quality personnel and motivate these persons to exert their best efforts on behalf of the Company and the Shareholders. Tables 4, 5, and 6 below provide information concerning the exercise of options and similar awards by these Executive Officers during 1997:


                                       TABLE 4
                                OPTION GRANTS IN 1997
                                ---------------------

                         Number of
                           Shares      Percent of
                         Underlying      Total                               Grant Date
                          Options       Options      Exercise    Expiration   Present
                          Granted(1)   Granted to     Price(2)      Date       Value(3)
      Name                   (#)       Employees      ($/Sh)                    ($)
-------------------------------------------------------------------------------------------
Richard I. Ledbetter        10,809         53          65.50      12/17/05     74,096
James D. Rose                9,618         47          65.50      12/17/05     65,931

(1) The options were granted with respect to the Company's Third Nonstatutory Stock Option Plan.

(2) The exercise price was the fair market value of the stock as of the date of grant, December 17, 1997.

(3) In accordance with SEC rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require certain assumptions to be made. The following assumptions were made for purposes of calculating the grant date value: volatility at 10%, dividend yield at 3%, an expected term of five years, and an interest rate of 6%. The real value of the options in this table depend upon the actual changes in the market price of the Common Stock during the applicable period.


                                       TABLE 5
            OPTION/SAR EXERCISES BY CERTAIN EXECUTIVE OFFICERS DURING 1997
            --------------------------------------------------------------
                           AND YEAR-END OPTION/SAR VALUES(1)
                           ---------------------------------

          NONSTATUTORY STOCK OPTION PLAN (WITH STOCK APPRECIATION RIGHTS)
          ---------------------------------------------------------------
                                                                                                     Value of Unexercised
                                                                    Unexercised                       in-the-Money Share
                                Shares                              Options/SARs                         Options/SARs
                               Acquired         Value      -------------------------------------------------------------------
           Name               On Exercise      Realized    Exercisable       Unexercisable      Exercisable      Unexercisable
------------------------------------------------------------------------------------------------------------------------------
Richard I. Ledbetter                0            $0            15,000               0                $986,700          $0
James D. Rose                       0             0            12,000               0                 789,360           0
Dennis E. Peterson                  0             0             9,375               0                 616,687           0

(1) The option price for all shares is $26.67 per share. At December 31, 1997, the bid price for a share of stock was $66.13, making the value of each option $39.46. The value of a SAR is equal to the sum of (i) the difference between the current formula price calculated as adjusted book value times
1.54 ($50.19) and the option price ($26.67) plus (ii) the cumulative increase in dividends declared versus the $.867 per share declared in 1992. For 1993, 1994, 1995, 1996, and 1997, this cumulative increase was $2.80, making the value of each SAR $26.32. The combined value of each option and accompanying SAR at December 31, 1997 was $65.78.



                                      TABLE 6
            OPTION/SAR EXERCISES BY CERTAIN EXECUTIVE OFFICERS DURING 1997
            --------------------------------------------------------------
                           AND YEAR-END OPTION/SAR VALUES(2)
                           ---------------------------------

      THIRD NONSTATUTORY STOCK OPTION PLAN (WITHOUT STOCK APPRECIATION RIGHTS)
      ------------------------------------------------------------------------
                                                                                              Value of Unexercised
                                                              Unexercised                      in-the-Money Share
                            Shares                            Options/SARs                        Options/SARs
                           Acquired      Value      ------------------------------------------------------------------------------
Name                     On Exercise    Realized     Exercisable       Unexercisable      Exercisable      Unexercisable
----------------------------------------------------------------------------------------------------------------------------------
Richard I. Ledbetter          0            $0            0                10,809              $0              $6,810
James D. Rose                 0             0            0                 9,618               0               6,059

(2) The option price for all shares is $65.50. At December 31, 1997, the bid price for a share of stock was $66.13 making the value of each option $.63.

RETIREMENT BENEFITS

           The Company provides a RETIREMENT PLAN to its employees, including Executive Officers, that is funded by the Company. The following Table 7 illustrates the estimated annual retirement benefits payable upon retirement age under the current Retirement Plan.


                                       TABLE 7
                                 RETIREMENT BENEFITS*
                                 -------------------
                                   (CURRENT PLAN)

Career                                                                    Years of Service
Average      ---------------------------------------------------------------------------------------------------------------------
Earnings     15              20              25              30              35               40               45
----------------------------------------------------------------------------------------------------------------------------------
$120,000   $ 24,850        $ 33,100        $ 41,350        $ 49,600       $ 57,850          $ 57,850         $ 57,850
 130,000     27,100          36,100          45,100          54,100         63,100            63,100           63,100
 140,000     29,350          39,100          48,850          58,600         68,350            68,350           68,350
 170,000     36,100          48,100          60,100          72,100         84,100            84,100           84,100
 200,000     42,850          57,100          71,350          85,600         99,850            99,850           99,850
 230,000     49,600          66,100          82,600          99,100        115,600           115,600          115,600
 260,000     56,350          75,100          93,850         112,600        131,350           131,350          131,350
 310,000     67,600          90,100         112,600         135,100        157,600           157,600          157,600
 360,000     78,850         105,100         131,350         157,600        183,850           183,850          183,850
 410,000     90,100         120,100         120,100         180,100        210,100           210,100          210,100

*Actual benefits will be the lesser of the amount calculated using actual career Average Earnings or the amount calculated using IRS limitations on salary which can be considered for benefit computation purposes.

           The Company also maintains an EXECUTIVE SUPPLEMENTAL INCOME PLAN which provides for payment to Messrs. Ledbetter and Rose (and their beneficiaries), who were covered by the Retirement Plan prior to the most recent restatement of the Plan effective January 1, 1990 and whose benefits under the most recent restatement of the Plan are less than they would have been prior to the restatement. The amount of the payment to each participant is based on the difference between the benefit to which they would have been entitled prior to the most recent restatement (under either the Original Plan or the First Restatement of the Plan) and the benefit to which they are entitled under the current Plan. When applicable, the Plan may provide for payment to highly paid Executive Officers and their beneficiaries, that portion of benefits otherwise payable under the terms of the Retirement Plan but which cannot be paid by the Retirement Plan because of benefit restrictions imposed on the Retirement Plan by Section 415 of the Internal Revenue Code.

           The estimated retirement benefits shown in the above table is computed on a life only annuity basis.

           Compensation to the named Executive Officers for 1997 included in the earnings base for the purpose of calculating total retirement benefits as shown in Table 7 is equal to the career average salary including bonus. As of December 31, 1997, the credited years of service under the retirement plan for the Executive Officers named in Table 3 were 39 years for Mr. Ledbetter, 15 years for Mr. Rose, and 8 years for Mr. Peterson.


SEVERANCE AGREEMENTS

           Messrs. Ledbetter, Peterson, and Rose have entered into agreements with the Company providing that in the event of a "change of control" of the Company, or the Executive Officer's previous employer, if different, if the Executive Officer is terminated without cause or if the Executive Officer's duties are significantly changed, he is entitled to a special compensation payment equal to three (3) multiplied by the Executive Officer's then base annual compensation. Such agreements were originally for three (3) year terms with automatic annual renewals for an additional one (1) year unless timely notice is given. During 1997, no such notices were given. These agreements also deal with any other termination of the employment of these officers with the Company, other than retirement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


The Compensation Committee of the Board of Directors consists of four (4) non-employee Directors. The Committee meets one (1) or more times annually to review and determine matters pertaining to the compensation of the Executive Officers of the Company including the three (3) named Executive Officers in Table 3, above.

To the Shareholders of First Place Financial Corporation:

           The Compensation Committee annually reviews the elements of compensation for the Executive Officers of the Company and recommends to the Board of Directors the level of compensation for these Executive Officers for the following year. The Committee is provided with detailed information and proposals from management. The Committee's decisions are made within the context of a uniform structure and set of compensation principles which apply to all of the Company's Officers, including the Executive Officers subject to the Committee's review.

           Chief among these principles is that First Place Financial Corporation will provide total compensation opportunities that are competitive with those provided by comparable financial institutions and commensurate with First Place's overall performance. The three main elements of the compensation package are base salary, short-term (annual) incentives, and long-term incentives. Total compensation for Executive Officers can be described as consisting of an average or below-average base salary, an average annual cash incentive opportunity based on performance, and an above-average long-term equity-based incentive opportunity tied to increases in Shareholder value. The Committee believes that this compensation mix is in the best interests of the Shareholders and supports the business and financial objectives of the Company.

BASE SALARY. Each year the company reviews relevant information regarding executive compensation in the banking industry. During 1997, the Company performed an analysis of the compensation paid in 1996 to executive officers of publicly traded banking companies with assets between $500 million and $1.0 billion. While the data are analyzed from a number of different perspectives, primary emphasis is given to compensation related to return on equity and return on assets. So long as the Company's performance in these two categories ranks in the top half, the Compensation Committee feels that the Chief Executive Officer's base salary should approximate the median for the group.

The base salaries for the other Executive Officers are set based upon the Committee's assessment of their respective contributions and worth to the Company. In times of excellent corporate performance, Executive Officers may receive substantial supplemental rewards through short-term and long-term incentives.

           CHIEF EXECUTIVE OFFICER SALARY ACTION. The Committee approved an increase of 4.9% in Mr. Ledbetter's base salary to become effective January 1, 1998. This increase places Mr. Ledbetter's base salary approximately 12% above the 1996 median for his position and approximately 6% above the projected 1997 median for his position.

           OTHER NAMED EXECUTIVE OFFICERS. The maximum pay raise received by the other Executive Officers was 5%.

SHORT-TERM INCENTIVES. All the named Executive Officers participate in the Annual Profit Sharing Bonus Plan (APSBP) of First National Bank of Farmington which provides for a payment to Executive Officers and other officers and exempt employees based upon the bank's return on equity. During 1997, the Board of Directors revised the APSBP to use return on equity thresholds established by the Board to determine the bonus pool amount rather than how the return on equity compared to the bank's Uniform Bank Performance Report peer group, which was the method used previously. The Board also revised the Plan to make the amounts actually received by the Executive Officers subject to the level of classified assets at year-end. For 1997, the named Executive Officers were eligible for 55% of their computed bonus amount. Actual amounts paid to non-Executive Officer participants in the Plan are set by management based upon their assessment of relative individual performance.

           CHIEF EXECUTIVE OFFICER BONUS. Mr. Ledbetter was eligible for a payment equal to 16.5% of the bonus pool but actually received a payment equal to 9.1% of the bonus pool.

           OTHER NAMED EXECUTIVE OFFICERS. The other two (2) named Executive Officers employed by First National Bank of Farmington were awarded bonus payments ranging from 0% to 7.7% of the bonus pool.

LONG-TERM INCENTIVES. In 1997, the Committee awarded options on 3,000 shares under its NSO Plan to a non-executive officer at an exercise price of $63.33. Under the terms of the Second Non-Statutory Stock Option Plan, each non-officer director of the Company was granted options on 200 shares of Company stock at an exercise price of $63.33. In November 1997, the Company adopted a Third Non-Statutory Stock Option Plan covering directors, executive officers and certain non-executive officers. Under the terms of the Third Non-Statutory Stock Option Plan, each director of the Company was granted options on 3,000 shares at an exercise price of $65.50. Mr. Ledbetter and Mr. Rose were granted options on 10,809 shares and 9,618 shares, respectively, also exercisable at $65.50 per share. Options granted under the Third Non-Statutory Stock Option Plan vest at 33.33% per year. In January 1998, Mr. Goodman was granted options on 8,166 shares exercisable at $66.13 per share.

           REPRICING OF OPTIONS. The Company has never repriced options. The Compensation Committee has no such intention at this time.

                                         Marlo L. Webb, Chairman
                                         Robert S. Culpepper
                                         J. Gregory Merrion
                                         Roy L. "Bunky" Owen

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           Members of the Compensation Committee have no interlocking relationships as defined in SEC Regulations.

           Messrs. Webb, Merrion, Owen, and Culpepper, the members of the Company's Board of Directors' Compensation Committee, through companies with whom each of these Directors is affiliated, had borrowings and similar credit transactions with one or more of the Company's subsidiary banks during 1997. Each of these transactions was done in the ordinary course of the subsidiary bank's lending business and on the same or substantially similar terms to other similar loan or credit transactions with unrelated persons, and did not involve more than the normal risks of collectibility or present other unfavorable features to the Company. Specifically, Messrs. Webb, Merrion, Owen, and Culpepper (and through their respective affiliated companies) each had credit extensions and/or credit commitments during 1997 in excess of $300,000 but less than $5,000,000.

CERTAIN TRANSACTIONS BY AND WITH MANAGEMENT AND OTHERS

CREDIT EXTENSIONS

           Most of the Directors and Executive Officers of the Company, members of their immediate families, and corporations and other organizations of which they are affiliates, are borrowers from one or more of the Company's subsidiary banks. During 1997, these persons, firms and corporations have had loan transactions with one or more of these banks, all of which were done in the ordinary course of business and were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectability or present other unfavorable features to the Company. Specifically, Messrs. Ledbetter, Morgan, Rose, and Peterson (or their affiliates) each had credit extensions and/or credit commitments during 1997 in excess of $100,000 but less than $550,000; Messrs. Thomas Taylor, Heikkinen and Bolack (or their affiliates) each had credit extensions and/or credit commitments of over $750,000 but less than $5,000,000.

COMPLIANCE WITH SECTION 16 REPORTING OBLIGATIONS

           Each Director, Executive Officer, and beneficial owner of ten percent or more of the Common Stock of the Company is required under the Securities Exchange Act of 1934 to file reports with the Securities and Exchange Commission evidencing their ownership of, and their current transactions in, the Company's equity securities. This is a personal obligation of the ten percent owners Executive Officers and Directors. Based on a review of the reporting forms provided to the Company by its Directors and Executive Officers, it appears that the following individuals did not timely file Form 4 during 1997: Robert Culpepper filed three Form 4's late which included four reportable transactions; Roy Owen filed four Form 4's late which included seven reportable transactions; Thomas Taylor filed four Form 4's late which included six reportable transactions;

Marlo Webb filed three Form 4's late which included three reportable transactions; J. Gregory Merrion filed three Form 4's late which included six reportable transactions; Jack Morgan filed four Form 4's late which included four reportable transactions; Ben Heikkinen filed four Form 4's late which included nine reportable transactions; Richard Ledbetter filed one Form 4 late which included one reportable transaction; James Rose filed one Form 4 late which included one reportable transaction; and Tom Bolack filed two Form 4's late which included two reportable transactions.

COMPARATIVE PERFORMANCE OF THE COMPANY'S COMMON STOCK

           Set out in Table 8, below, is a five-year comparison and graphic display of the relative performance of $100 invested on December 31, 1992 in the Company's Common Stock and the same amount invested on the same day in the S & P Major Regional Bank Index and the NASDAQ Composite Index:


                                       TABLE 8
                  COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(1)
                  --------------------------------------------------
         BETWEEN FIRST PLACE FINANCIAL CORPORATION, S & P MAJOR REGIONAL BANKS
         ---------------------------------------------------------------------
                       INDEX AND NASDAQ COMBINED COMPOSITE INDEX
                       -----------------------------------------

             Company/Index              1992      1993      1994       1995      1996       1997
-----------------------------------   --------  --------  --------   --------  --------   --------
First Place Financial Corporation     100.000   124.220   146.040    170.130   241.370    309.770
S & P Major Regional Banks Index      100.000   105.910   100.170    157.540   215.050    323.370
NASDAQ Composite Index                100.000   114.750   111.080    135.610   159.230    194.480

(1) TOTAL RETURN ASSUMES QUARTERLY REINVESTMENT OF DIVIDENDS.

                                     [CHART]

           The Company's Common Stock is measured against the NASDAQ Composite Index and the S & P Major Regional Bank Index which trade on the New York Stock Exchange. The Company's Common Stock is quoted on the NASDAQ Bulletin Board but there is not an active market maker for the stock.

PROPOSALS FOR SHAREHOLDER ACTION - ELECTION OF DIRECTORS

VOTE REQUIRED

           A majority of the share votes entitled to be cast at the Annual Meeting is required for a quorum at the Annual Meeting. In the election of Directors, the nominees receiving the highest number of votes will be elected. Holders of shares of the Company's Common Stock are entitled to one vote on each matter submitted to a vote at the Annual Meeting for each share held of record at the Record Date. Abstentions and broker non-votes will not be counted for or against the election of any nominee, although all shares represented at the meeting will be counted towards a quorum.

           Any Shareholder signing and delivering a proxy has the power to revoke it at any time before the vote at the Annual Meeting by notifying the Secretary of the Company in writing prior to 8:45 a.m. local time on April 30, 1998, or by voicing such revocation in person at the Annual Meeting at the time votes are requested.

           If a Shareholder wishes to designate someone other than the Proxy Holders as his authorized agent to vote by proxy at the Annual Meeting, he may do so by crossing out the names of all of the designated persons printed on the proxy card and by writing in the name of another person or persons (not more than two (2)) to act as agent for the Shareholder in voting his shares. Such a special proxy designation signed by the Shareholder(s) must be presented at the Meeting by the person or persons designated on the card by the Shareholders.

           The cost of preparing, assembling, and mailing these proxy materials will be borne by the Company. The solicitation of proxies by the Directors is being made by mail, and may also be made by agents of the Company, in person, by telephone, or by mail. No additional compensation will be given to employees or Directors for such solicitation. Custodians of securities held for Shareholders of record (for example, banks, brokers, etc.) may be paid their reasonable out-of-pocket expenses incurred in forwarding proxy materials to Shareholders.

           The Executive Committee of the Board serves as the nominating committee for the current Directors. Nominations for election as a Director also will be accepted from the floor by any Shareholder at the 1998 Annual Meeting. While no formal procedure exists with respect to nominations for Directors outside of the Annual Meeting other than through the function of the Executive Committee as the Board's own nominating committee, Shareholders are free to write to the Executive Committee, c/o Richard I. Ledbetter, Chief Executive Officer, P.O. Box 4540, Farmington, New Mexico 87499-4540, with any suggestions concerning nominations to the Board of Directors.

           The Bylaws of the Company provide for a Board of Directors of no fewer than 9 and no more than 13 members. Directors are elected by class to three-year staggered terms. There is one class with three (3) Directors and two classes with four (4) Directors each.

           The persons named below will be placed in nomination by the Board of Directors for election as Directors of the Company at the 1998 Annual Meeting, to serve a three year term or until their successors are elected and qualified:

                Robert M. Goodman
                Richard I. Ledbetter
                James D. Rose
                Thomas C. Taylor

           ALL DULY SIGNED AND DELIVERED PROXIES WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES LISTED ABOVE IN THE ABSENCE OF CONTRARY DIRECTION. The Directors know of no reason why any nominee listed above may be unable to serve as a Director. If any nominee is unable to serve, the shares present at the 1998 Annual Meeting through proxies will be voted FOR the election of such other person(s) as the Board of Directors may nominate at the Annual Meeting, or the current Directors may conclude to reduce the number of Directors to be elected.

           If all four (4) nominees listed above are elected at the 1998 Annual Meeting, the composition of the new Board will be eight (8) Directors whose principal occupation or employment is and has been outside of the Company, and three (3) Directors who are Executive Officers of the Company.

           All of the nominees except Mr. Goodman were elected to their present term of office by a vote of the Shareholders at the 1995 Annual Meeting. Mr. Goodman was elected as a Director of the Company in January 1998 by the Board of Directors.

OTHER BUSINESS

           Management does not know of any other business to be presented at the Meeting. However, if any other business is presented, it is the intention of the Proxy Holders to vote according to their best judgement with respect to such other business.

INDEPENDENT PUBLIC ACCOUNTANTS

           In June 1996, the Audit Committee of the Board of Directors of the Company approved the engagement of KPMG Peat Marwick, LLP as the Company's principal auditors for the year ending December 31, 1996. A member of KPMG Peat Marwick will be in attendance at the Annual Meeting to make a statement on behalf of the firm if he so desires and to answer appropriate questions, if any, from Shareholders.

DEADLINE FOR SHAREHOLDER PROPOSALS

           If any Shareholder wishes to present a proposal for action at the 1999 ANNUAL MEETING of the Shareholders, the Shareholder must comply with applicable Securities and Exchange Commission Regulations, including adequate notice to the Company. Any proposal must be submitted in writing by Certified Mail--Return Receipt Requested, to First Place Financial Corporation, Attention: Secretary of the Company, P.O. Box 4540, Farmington, New Mexico 87499-4540, on or before December 26, 1998.

                                   PROXY CARD

                                 (FRONT OF CARD)
-------------------------------------------------------------------------------
FIRST PLACE FINANCIAL            PROXY DESIGNATION       THIS PROXY DESIGNATION
CORPORATION                      AND INSTRUCTION CARD    AND
POST OFFICE BOX 4540                                     INSTRUCTION IS
FARMINGTON, NEW MEXICO                                   SOLICITED BY
87499                                                    YOUR BOARD OF
                                                         DIRECTORS

     The undersigned shareholder of First Place Financial Corporation hereby appoints J. GREGORY MERRION, JACK M. MORGAN, AND ROY L. "BUNKY" OWEN, or _________________________________, or any one or more of them severally or jointly with full power of substitution, the attorneys and agents of the undersigned to vote as proxy with respect to all shares registered in the name of the undersigned, or which the undersigned would be entitled to vote, at the Annual Meeting of the Shareholders of First Place Financial Corporation to be held at the San Juan Country Club, 5775 Country Club Drive, Farmington, New Mexico, 87402, on Thursday, the 30th day of April, 1998 at 10:30 a.m., local time, and at all adjournments thereof, provided however, that such vote shall be specified below on the proposal more fully set forth in the First Place Financial Corporation Proxy Statement.

1.  ELECTION OF DIRECTORS      FOR ALL nominees listed below / /
                               (except as marked to the contrary below)

                               WITHHOLD AUTHORITY TO VOTE    / /
                               for ALL nominees listed below
IMPORTANT
INSTRUCTIONS:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

 ROBERT M. GOODMAN   RICHARD I. LEDBETTER   JAMES D. ROSE   THOMAS C. TAYLOR

                                (Continued and to be SIGNED on the other side)
-------------------------------------------------------------------------------
                                (BACK OF CARD)
-------------------------------------------------------------------------------

     THE SHARES INDICATED ON THIS PROXY INSTRUCTION CARD, WHEN THIS CARD IS PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE ON THE PROXY CARD, THESE SHARES WILL BE VOTED FOR ALL OF THE LISTED NOMINEES FOR DIRECTORS
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN       The undersigned acknowledges receipt
THIS PROXY INSTRUCTION CARD PROMPTLY     of the Proxy Statement and the 1997
USING THE ENCLOSED ENVELOPE.             Annual Report, and executes this Proxy
                                         Instruction Card.

p                                           Dated:________________________,1998
R
O                                           ----------------------------------
X                                           Signature of Shareholder
Y
                                            ----------------------------------
                                            Signature of Shareholder

                                            NOTE: (a)  Proxy instruction
                                                       cards for shares
                                                       registered in the names
                                                       of joint tenants must be
                                                       signed by each of the
                                                       joint owners or by the
                                                       survivor of them as such.
                                                  (b)  When signing as
                                                       attorney, executor,
                                                       administrator, or
                                                       guardian, please give
                                                       your full title as such.
                                                  (c)  Proxy instruction cards
                                                       for shares registered in
                                                       the names of trustees
                                                       must be signed by all
                                                       trustees or by one
                                                       trustee as co-trustee for
                                                       self and other trustees.
-------------------------------------------------------------------------------